UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

Advantage Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38990	83-4629508
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

15310 Barranca Parkway, Suite 100
Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 797-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	The NASDAQ Stock Market LLC
Warrants to purchase Class A common stock	ADVWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 29, 2021, the board of directors (the “Board”) of Advantage Solutions Inc. (the “Company”) accepted the resignation of Elizabeth Muñoz from the Board and the Audit Committee of the Board. The resignation of Ms. Muñoz was not as a result of a disagreement with the Company on any matter relating to its operations, policies or practices.

The Board appointed Robin Manherz, effective as of October 1, 2021, as a Class II director to fill the vacancy left by Ms. Muñoz’s resignation and to serve until the Company’s 2022 annual meeting of stockholders or her earlier resignation, retirement or removal. Ms. Manherz will serve as a member of the Company’s Audit Committee.

Ms. Manherz will receive compensation in accordance with the Company’s standard non-employee director compensation package, which is more fully described under the caption “Director Compensation” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2021, as may be adjusted by the Board from time to time.

Ms. Manherz is the Executive Vice President & Chief Operating Officer at SAP SE across Sales, Services, and Customer Engagement functions worldwide. Ms. Manherz brings 25 years of experience in technology and business. She was previously the Executive Vice President & Chief Performance Officer of SAP SE from February 2020 to June 2021. From July 2018 to February 2020, she served as the Senior Vice President, Global Corporate Portfolio Planning and Commercialization. She was also Chief Operating Officer of SAP SuccessFactors from January 2017 to July 2018.  From 2007 to 2017, she held several executive positions within SAP SE, including Senior Vice President, Global Commercial Operations from September 2014 to January 2017. She received a Bachelor of Science degree, summa cum laude, in Management from the Georgia Institute of Technology.

There are no arrangements or understandings pursuant to which Ms. Manherz was appointed to the Board, and there have been no transactions since the beginning of the Company’s last fiscal year or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Manherz had or will have a direct or indirect material interest.

A copy of the Company’s press release announcing the appointment of Ms. Manherz to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Advantage Solutions Inc., dated October 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2021

ADVANTAGE SOLUTIONS INC.

By:	/s/ Brian Stevens
Brian Stevens
Chief Financial Officer and Chief Operating Officer